As filed with the Securities and Exchange Commission on March 20, 2007

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MICROVISION, INC.

(Exact name of registrant as specified in its charter)

Delaware	91-1600822
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6222 185th Avenue NE

Redmond, WA 98052

(Address, including Zip Code, of Principal Executive Offices)

Independent Director Stock Option Plan, as amended

Thomas M. Walker

Vice President, General Counsel and Secretary

6222 185th Avenue NE

Redmond, WA 98052

(425) 936-6847

(Name, address, and telephone number of agent for service)

With copy to:

Joel F. Freedman

Ropes & Gray LLP

One International Place

Boston, MA 02110

CALCULATION OF REGISTRATION FEE

Title of Securities to Be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $.001	400,000	$3.43	$1,372,000	$42.12

(1)	Estimated pursuant to Rules 457(h) and 457(c) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the Common Stock as reported on the NASDAQ Global Market on March 19, 2007.

EXPLANATORY NOTE

This Registration Statement has been filed pursuant to General Instruction E. on Form S-8 to register 400,000 additional shares of common stock to be offered pursuant to the Independent Director Stock Option Plan, as amended (the “Director Stock Plan”). A total of 500,000 shares of common stock were previously registered under the Director Stock Plan under registration statements on Form S-8, as amended (Nos. 333-89176, 333-42276, 333-19011), which are currently effective and are hereby incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redmond, State of Washington on March 20, 2007.

MICROVISION, INC.

By:	/s/ Thomas M. Walker
Name:	Thomas M. Walker
Title:	Vice President, General Counsel & Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Alexander Tokman, Jeff Wilson and Thomas M. Walker, and each of them, severally, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to sign in his or her name, place and stead, in any and all capacities, a Registration Statement on Form S-8 (the “Registration Statement”) of Microvision, Inc. (the “Company”), any and all amendments or supplements (including post-effective amendments) to the Registration Statement and any other instruments or documents that said attorneys-in-fact and agents may deem necessary or desirable to enable the Company to comply with the Securities Act of 1933, as amended, and any requirements of the Securities and Exchange Commission in respect thereof, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them full power and authority to do and perform each and every act and thing as they deem necessary, appropriate or desirable to be performed, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each such attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below on March 20, 2007.

Signature	Title

/s/ Alexander Tokman	Chief Executive Officer and Director
Alexander Tokman	(Principal Executive Officer)

/s/ Jeff Wilson	Chief Financial Officer
Jeff Wilson	(Principal Accounting Officer)

/s/ Richard Cowell	Director
Richard Cowell

/s/ Slade Gorton	Director
Slade Gorton

/s/ Mark Onetto	Director
Mark Onetto

/s/ Jeanette Horan	Director
Jeanette Horan

/s/ Brian Turner	Director
Brian Turner

INDEX TO EXHIBITS

Exhibit No.	Description
5.1	Opinion of Ropes & Gray LLP.

23.1	Consent of Microvision, Inc.’s Independent Registered Public Accounting Firm.

23.2	Consent of Ropes & Gray LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page hereto).